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EXHIBIT 23


                         CONSENT OF GRANT THORNTON LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Emrise Corporation

We have issued our report dated March 11, 2005, except for Note 17, as to which the date is March 18, 2005, accompanying the consolidated financial statements included in the Annual Report of Emrise Corporation on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Emrise Corporation (Nos. 333-74281, 333-71035, 333-69571, 333-12567 and 333-65528) on Form S-8.

/S/ GRANT THORNTON LLP

Los Angeles, California
March 18, 2005